UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 20, 2016, Apricus Biosciences, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter submitted to a vote at the Annual Meeting on May 20, 2016, as well as the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. For more information about these proposals, please refer to the Company’s proxy statement filed with the Securities and Exchange Commission on April 19, 2016.

The number of shares of common stock entitled to vote at the Annual Meeting was 61,778,121. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 50,750,649. Certain matters submitted to a binding vote of stockholders at the Annual Meeting were approved as described below.

Proposal No. 1: Election of Class I Directors

Kleanthis Xanthopoulos, Ph.D. and Paul V. Maier were elected to serve as Class I directors. Dr. Xanthopoulos received 28,109,063 votes for and 1,940,765 votes withheld and Mr. Maier received 28,244,373 votes for and 1,805,455 votes withheld. There were 20,700,821 broker non-votes regarding the election of directors.

Proposal No. 2: Ratify Selection of Auditors

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the voting included 49,440,290 votes for, 1,223,129 votes against and 87,230 votes abstained. There were no broker non-votes regarding this proposal.

Proposal No. 3: Conduct an Advisory (Non-Binding) Vote on Executive Compensation

Stockholders approved, on an advisory basis, the executive compensation paid to the Company’s named executive officers. The results of the voting included 27,424,157 votes for, 2,329,744 votes against and 295,927 votes abstained. There were 20,700,821 broker non-votes regarding this proposal.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: May 20, 2016	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

3